Exhibit 99.(h)(2)

Fee Waiver Agreement

EULAV Asset Management, LLC. (the “Adviser”) and EULAV Securities, Inc. (the “Distributor”) each agree to extend the following fee waivers:

Value Line Aggressive Income Trust: The Adviser waives .20% of the advisory fee and the Distributor waives .10% of the Rule 12b-l fee, for the period June 1, 2010 – May 31, 2011;

Value Line New York Tax Exempt Trust: The Adviser waives .225% of the advisory fee and the Distributor waives .25% of the Rule 12b-l fee, for the period June 1, 2010 – May 31, 2011;

Value Line Tax Exempt Fund, Inc.: The Distributor waives .25% of the Rule 12b-l fee for the period July 1, 2010 – June 30, 2011;

Value Line Convertible Fund, Inc.: The Adviser waives .125% of the advisory fee and the Distributor waives. 15% of the Rule 12b-l fee, for the period September 1, 2010 – August 30, 2011;

Value Line Larger Companies Fund, Inc.: The Distributor waives .25% of the Rule 12b-l fee for the period May 1, 2010-April 30, 2011.

Value Line Fund, Inc.: On the first $100 million of the Fund’s average daily net assets, the Adviser waives .10% of the advisory fee; on any additional assets, the Adviser waives .15% of the advisory fee, in each instance for the period May 1, 2010-April 30, 2011. The Distributor waives .25% of the Rule 12b-l fee for the period May l, 2010-April 30, 2011.

Value Line U.S. Government Money Market Fund, Inc.: The Distributor waives .25% of the Rule 12b-l fee for the period May 1, 2010-April 30, 2011.

Value Line Strategic Asset Management Trust: The Distributor waives .15% of the Rule 12b-l fee for the period May 1, 2010-April 30, 2011.

Value Line Centurion Fund, Inc.: The Distributor waives .15% of the Rule 12-1 fee for the period May 1, 2010-April 30, 2011.

Value Line U.S. Government Securities Fund, Inc.: The Distributor waives .25% of the Rule 12b-l fee for the period January 1, 2011– December 31, 2011.

Value Line Income and Growth Fund, Inc: The Distributor waives .05% of the Rule 12b-l fee for the period March 1, 2010 – April 30, 2011;

Value Line Asset Allocation Fund, Inc.: The Distributor waives .10% of the Rule 12b-l fee for the period March 1, 2010 – July 31, 2011;

Dated this 11th day of March, 2010
On behalf of the Distributor and the Adviser,
/s/ Mitchell Appel
Mitchell Appel, President
EULAV Asset Management, LLC.
EULAV Securities, Inc.

Received:
/s/ Emily Washington
Emily Washington, Treasurer
Value Line Mutual Funds